BROKER DEALER EXCHANGE

PROSPECTIVE BUYER AGREEMENT

INSTRUCTIONS: Please complete this form, and FAX to Broker Dealer Exchange at 407-264-6705
BDEXCHANGE.COM IS A WEBSITE OWNED AND OPERATED BY BD BROKER ENTERRPRISES, LLC.

By executing this Prospective Buyer Agreement you confirm the following:

1) We are in the business of introducing prospective buyers to prospective sellers (the "seller") of the shares, interests and/or assets of broker/dealers.

2) You have the financial means to effect such a transaction as purchaser. Prior to introducing you to a seller, you will execute a confidentiality agreement between ourselves, the seller and yourself.

3) You will provide such information concerning yourselves as we may reasonably require in order to ascertain your suitability for introduction to a seller.

4) You are prepared to, and will, make a deposit of $20,000.00 or ten percent (10%) (whichever is greater) of the seller's purchase price to be held in escrow pursuant to an Escrow Agreement between yourself, the seller and ourselves, as the Escrow Agent, subsequent to an initial introduction to you of a seller and prior to the commencement of any substantive negotiations between yourselves and the seller introduced by us. You may also elect to make a deposit $20,000.00 or ten percent (10%) (whichever is greater) of the seller's purchase price to be held in escrow pursuant to an Escrow Agreement between yourself, the seller and the Law Office of Snyderburn, Rishoi and Swan, as the Escrow Agent, subsequent to an initial introduction to you of a seller and prior to the commencement of any substantive negotiations between yourselves and the seller introduced by us

5) At any time until the second anniversary of the date hereof you will not, directly or indirectly, enter into any transaction with a seller introduced to you by us contrary to the terms of this Agreement. This includes hiring of employees, buying any accounts or assets or entering into any agreement with owners or directors of said firm.

6) The identity of any seller which is directly or indirectly brought to your attention as a result of our efforts shall not be disclosed by you (while this Agreement is in effect or thereafter) except to the extent that such disclosure is necessary in order to enable you to evaluate such seller (and in such case, such disclosure shall only be made to a party who agrees to keep such information confidential)

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7) **You agree and understand that we are in not responsible for obtaining regulatory approval when a purchase is made. Consequently you agree and understand that Broker Dealer Exchange is entitled to its agreed upon fee upon execution of a mutually agreed upon contract between Buyer and Seller and is not contingent on Regulatory approval.**

If the foregoing accurately reflects your representations, authorization and our agreement, please execute at the place provided below and return this document to us.

ACCEPTED AND AGREED TO:

BD BROKER ENTERPRISES, LLC

[signature]

(Prospective Buyer Signature)

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Prospective Buyer Contact Information (must be filled out; please print clearly)

Address 12100 Wilshire Blvd #800, Los Angeles, CA 90025

Phone Number 424-832-7626 Fax Number 800-554-8612

Mobile Number 858-436-5434 Email Address daniel@christianstanley.com Chairman@christianstanley.com

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